As filed with the U.S. Securities and Exchange Commission on October 18, 2024

Registration No. 333-260183

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 22 TO

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

JUPITER NEUROSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	47-4828381
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christer Rosén

Chief Executive Officer

Jupiter Neurosciences, Inc.

1001 North US HWY 1, Suite 504

Jupiter, Florida 33477

Telephone: (561) 406-6154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Laura Anthony, Esq. Craig D. Linder, Esq. Anthony, Linder & Cacomanolis, PLLC 1700 Palm Beach Lakes Blvd., Suite 820 West Palm Beach, Florida 33401 Telephone: (561) 514-0936 Facsimile: (561) 514-0832	Ralph De Martino, Esq. Cavas Pavri, Esq. ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 Telephone: (202) 857-6000 Facsimile: (202) 857-6395

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☒

If an emerging growth company, indicate by check market if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a) may determine.

EXPLANATORY NOTE

This Amendment No. 22 is being filed solely for the purpose of filing Exhibit 23.1, the Consent of Assurance Dimensions, to this registration statement on Form S-1, or the Registration Statement, and to amend and restate the exhibit index set forth in Part II of the Registration Statement. No changes have been made to the Registration Statement other than this explanatory note as well as revised versions of the cover page and Part II of the Registration Statement. This Amendment No. 22 does not contain a copy of the prospectus included in the Registration Statement, which remains unchanged from Amendment No. 21 to the Registration Statement filed on September 13, 2024, and consists only of the cover page, this explanatory note and Part II of the Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by us, other than estimated underwriting discounts and commissions, in connection with the offer and sale of common stock by us and the Selling Stockholders. All amounts shown are estimates except for the SEC registration fee, the Nasdaq Capital Market listing fee and the FINRA filing fee:

Type	Amount
SEC Registration Fee	$4,686
FINRA Filing Fee	5,263
Nasdaq Capital Market Listing Fee	50,000
Legal Fees and Expenses	200,000
Accounting Fees and Expenses	120,000
Accountable Fees	175,000
Non-Accountable Fees	110,000
Transfer Agent and Registrar’s Fees and Expenses	10,000
Printing and Engraving Expenses	10,000
Miscellaneous Expense	30,051
Total Expenses	$715,000

Item 14.	Indemnification of Directors and Officers.

Our certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by the Delaware General Corporation Law (the “DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

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(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

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(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Our certificate of incorporation also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

Any repeal or amendment of provisions of our certificate of incorporation affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

also intends to enter into indemnification agreements with its future directors and executive officers. The registrant has purchased directors’ and officers’ liability insurance. The registrant believes that this insurance is necessary to attract and retain qualified directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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Item 15.	Recent Sales of Unregistered Securities.

The following is a summary of transactions by us since inception (January 1, 2016) involving registered and unregistered issuances and redemption of our common equity securities.

Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	January 01, 2016	Issued	Common Stock	11,250,000	$53.33
Christer Rosén, our Chief Executive Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Alexander Rosén, our Chief Administrative Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	56,250	$0.01
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Claude Volmar, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	56,250	$0.01
Ian Baker-Finch., a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.01
Jacob Uittenbogaard, our former Chief Financial Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 01, 2016	Granted	Incentive Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01
Thomas Liquard, a consultant	January 01, 2016	Granted	Non-qualified Stock Option; Common Stock	112,500	$0.01	The shares were subsequently forefeited on January 1, 2016
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	2,757,352	$13.07
Jacob Uittenbogaard, our former Chief Financial Officer	January 04, 2016	Issued	Common Stock	551,471	$2.67
Marshall Hayward, Ph.D., our Chief Scientific Officer	January 04, 2016	Issued	Common Stock	2,205,885	$10.40
Shaun P. Brothers, Ph.D., a member of our Science Advisory Board	January 04, 2016	Issued	Common Stock	1,541,914	$7.73

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Name	Date	Type	Type of Award	Quantity	Price	Additional
David Sinclair, an advisor	April 06, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.01
Li-Huei Tsai, a member of our Science Advisory Board	June 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	August 01, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	September 30, 2016	Issued	Common Stock	312,502	$0.80
Peter Elliott, Ph.D., a member of our Science Advisory Board	October 17, 2016	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	October 17, 2016	Issued	Common Stock	125,002	$0.80
Natalie McNamee, a consultant	December 19, 2016	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Gene Spotlight, Inc.	January 25, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 27, 2017	Issued	Common Stock	187,500	$0.80
Ulf Wiinberg, an advisor	January 31, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Robert Roath, an advisor	November 17, 2017	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Gene Spotlight, Inc.	December 21, 2017	Issued	Common Stock	112,500	$0.80
Gino Cortopassi, an advisor	February 14, 2018	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Christer Rosén, our Chief Executive Officer	May 08, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Alexander Rosén, our Chief Administrative Officer	May 08, 2018	Issued	Common Stock	56,250	$0.01	Upon an exercise of an incentive stock option
Jacob Uittenbogaard, our former Chief Financial Officer	May 09, 2018	Issued	Common Stock	225,000	$0.01	Upon an exercise of an incentive stock option
Robert Roath	June 01, 2018	Issued	Common Stock	157,083	$0.64	Upon his conversion of a promissory note
Robert Roath	June 20, 2018	Issued	Common Stock	135,000	$0.80	Upon an exercise of a non-qualified stock option
Frank Behnam, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Michio Harano, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Robert Roath, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Ulf Wiinberg, an advisor	October 01, 2018	Granted	Non-qualified Stock Option; Common Stock	84,375	$0.80
Alison Silva, our President and Chief Business Officer	December 13, 2018	Granted	Incentive Stock Option; Common Stock	225,000	$0.80
John Ditton, an advisor	December 13, 2018	Granted	Incentive Stock Option; Common Stock	135,000	$0.80	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Alexander Rosén, our Chief Administrative Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	569,775	$0.74
Christer Rosén, our Chief Executive Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	811,811	$0.74
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	84,937	$0.74
Jacob Uittenbogaard, our former Chief Financial Officer	January 24, 2019	Granted	Incentive Stock Option; Common Stock	113,598	$0.74
Shaun Brothers, a member of our Science Advisory Board	January 24, 2019	Granted	Non-qualified Stock Option; Common Stock	77,441	$0.74
David Sinclair, an advisor	May 15, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.01
Peter Colabuono, a consultant	September 09, 2019	Forfeited	Non-qualified Stock Option; Common Stock	112,500	$0.01
Michio Harano, an advisor	October 01, 2018	Forfeited	Non-qualified Stock Option; Common Stock	84,375	$0.80
Gino Cortopassi, an advisor	October 17, 2019	Forfeited	Non-qualified Stock Option; Common Stock	135,000	$0.80
Natalie McNamee, a consultant	October 24, 2019	Forfeited	Non-qualified Stock Option; Common Stock	225,000	$0.80
Dr. Rudolph Tanzi, a member of our Science Advisory Board	November 06, 2019	Granted	Non-qualified Stock Option; Common Stock	225,000	$0.80
Alalia Pty Ltd ATF McNamee Family Trust	December 19, 2019	Granted	Warrant; Common Stock	1,249,998	$0.80
Alexander Rosén, our Chief Administrative Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	168,750	$0.80
Christer Rosén, our Chief Executive Officer	February 01, 2020	Granted	Incentive Stock Option; Common Stock	506,250	$0.80
Dr. Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Claude Volmar, a consultant	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	67,500	$0.80
Jacob Uittenbogaard, our former Chief Financial Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	168,750	$0.80
Li-Huei Tsai, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Incentive Stock Option; Common Stock	67,500	$0.80
Marshall Hayward, Ph.D., our Chief Scientific Officer	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	393,750	$0.80
Raymond Scott Turner, MD, Ph.D., a member of our Science Advisory Board	February 01, 2020	Granted	Non-qualified Stock Option; Common Stock	135,000	$0.80
Charbel Moussa, MBBS, Ph.D., a member of our Science Advisory Board	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock	90,000	$0.80

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Name	Date	Type	Type of Award		Quantity	Price	Additional
Mark Dant, an advisor	April 21, 2020	Granted	Non-qualified Stock Option; Common Stock		90,000	$0.80
Robert Roath	May 19, 2020	Issued	Common Stock		126,251	$0.80	Upon his conversion of a promissory note
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock		156,251	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock		156,251	$0.80
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Joel Norman Goldberg Trust #1, Dated 04/15/2003	June 23, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Joel Norman Goldberg to the Company
Andrew C. Matthiesen Trust, Dated 12/03/1998	June 23, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Andrew C. Matthiesen to the Company
Dencam Living Trust	June 29, 2020	Issued	Common Stock		156,251	$0.80
Dencam Living Trust	June 29, 2020	Granted	Warrant; Common Stock		234,375	$0.80
Dencam Living Trust	June 29, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Robert Faerber to the Company
WKJP, LLC	July 15, 2020	Issued	Common Stock		156,251	$0.80
WKJP, LLC	July 15, 2020	Granted	Warrant; Common Stock		234,375	$0.80
WKJP, LLC	July 15, 2020	Issued	Common Stock		78,123	$0.80	For services rendered by Jeffery W. Krol to the Company
Joel Norman Goldberg Trust #1, Dated 04/15/2003	August 20, 2020	Issued	Common Stock		669,645	$0.15
Dencam Living Trust	August 20, 2020	Issued	Common Stock		167,411	$0.15
WKJP, LLC	August 20, 2020	Issued	Common Stock		502,233	$0.15
Arthur Kirsch, a consultant	October 01, 2020	Granted	Non-qualified Stock Option; Common Stock		150,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Issued	Common Stock		375,000	$1.33
Gene Spotlight, Inc.	December 29, 2020	Granted	Warrant; Common Stock		75,000	$1.33
Robert S. Roath Revocable Trust	February 19, 2021	Issued	Common Stock		11,373	$1.33	Upon his conversion of a promissory note
Dana Eschenburg Perez, our former Chief Financial Officer	March 01, 2021	Granted	Incentive Stock Option; Common Stock		135,000	$1.33
Robert S. Roath	March 05, 2021	Issued	Common Stock		84,375	$0.80	Upon an exercise of a non-qualified stock option
Alexander Rosén, our Chief Administrative Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock		168,750	$2.16
Dana Eschenburg Perez, our former Chief Financial Officer	June 01, 2021	Granted	Incentive Stock Option; Common Stock		193,125	$2.16
Tiberend Strategic Advisors, a consultant	June 15, 2021	Granted	Non-qualified Stock Option; Common Stock		56,250	$2.16
W. Dalton Deitrich III, an advisor	June 22, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Dencam Living Trust	August 30, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Alison Silva, our President and Chief Business Officer	September 01, 2021	Granted	Incentive Stock Option; Common Stock		281,250	$2.16
Gene Spotlight, Inc.	September 09, 2021	Issued	Common Stock		75,000	$1.33	Upon the exercise of a warrant
Joel Norman Goldberg Trust #1, Dated 04/15/2003	September 28, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
WKJP, LLC	September 29, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Andrew C. Matthiesen Trust, Dated 12/03/1998	September 30, 2021	Issued	Common Stock		234,375	$0.80	Upon the exercise of a warrant
Nicholas Hemmerly, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Allison W. Brady, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Julie Kampf, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
John Ditton, an advisor	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16	Such stock options were forfeited on January 15, 2022 (90 days following his resignation as a director of the Company)
Holger Weis, a member of our Board of Directors	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock		67,500	$2.16
Arthur Kirsch, a consultant	October 01, 2021	Granted	Non-qualified Stock Option; Common Stock	12,500	46,875	$2.16
Frank Behnam, CEO of Aquanova AG	December 01, 2021	Cancelled	Non-qualified Stock Option; Common Stock		84,375	$0.80	Issued on October 2018
Aquanova AG	December 01, 2021	Granted	Non-qualified Stock Option; Common Stock		84,375	$2.16	Pursuant to the terms of the Debt Forgiveness and Exchange Agreement. subject to vesting terms set forth in the non-qualified stock option
An accredited investor	April 11, 2022	Issued	Common Stock		514,403	$2.16	In connection with the issuance of a senior secured convertible note with a principal amount of $1,111,111 to an accredited investor; as additional consideration to the investor for lending $1,000,000 to the Company
June 1, 2021 Option Grant to Alexander Rosén, our Chief Administrative Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		168,750	$1.33
June 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		193,125	$1.33
August 1, 2021 Option Grant to Dana Eschenburg Perez, our former Chief Financial Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		193,125	$1.33
June 22, 2021 Option Grant to W. Dalton Dietrich III, an advisor	July 14, 2022	Amendment	Non-qualified Stock Option; Common Stock		67,500	$1.33
September 1, 2021 Option Grant to Alison D. Silva, our President and Chief Business Officer	July 14, 2022	Amendment	Incentive Stock Option; Common Stock		281,250	$1.33

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Name	Date	Type	Type of Award	Quantity	Price	Additional
Christer Rosén, our Chief Executive Officer	July 21, 2022	Issued	Restricted stock	476,070	$1.33	The restricted stock award was issued in exchange for forgiveness of $634,760 of accrued compensation
Marshall Hayward, our Chief Scientific Officer	July 21, 2022	Issued	Restricted stock	399,401	$1.33	The restricted stock award was issued in exchange for forgiveness of $532,535 of accrued compensation
Jacob Uittenbogaard, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	93,367	$1.33	The restricted stock award was issued in exchange for forgiveness of $124,490 of accrued compensation
Alexander Rosén, our Chief Administrative Officer	July 21, 2022	Issued	Restricted stock	96,607	$1.33	The restricted stock award was issued in exchange for forgiveness of $128,810 of accrued compensation
Dana Eschenburg Perez, our former Chief Financial Officer	July 21, 2022	Issued	Restricted stock	10,125	$1.33	The restricted stock award was issued in exchange for forgiveness of $13,500 of accrued compensation
Claes Wahlestedt, MD, Ph.D., a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	46,620	$1.33	The restricted stock award was issued in exchange for forgiveness of $62,160 of accrued compensation
Shaun Brothers, a member of our Science Advisory Board	July 21, 2022	Issued	Restricted stock	44,820	$1.33	The restricted stock award was issued in exchange for forgiveness of $59,760 of accrued compensation
October 1, 2021 Option Grant to Nicholas Hemmerly, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Allison W. Brady, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Julie Kampf, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Holger Weis, a member of our Board of Directors	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	67,500	$1.33
October 1, 2021 Option Grant to Arthur Kirsch, a consultant	July 25, 2022	Amendment	Non-qualified Stock Option; Common Stock	46,875	$1.33
December 1, 2021 Option Grant to Aquanova AG	August 01, 2022	Amendment	Non-qualified Stock Option; Common Stock	193,125	$1.33
Senior secured note investor	October 10, 2022	Issued	Common Stock	42,867	$2.16	For consideration of an amendment to postpone the amortization of principle and interest one month to November 11, 2022
Senior secured note investor	November 10, 2022	Issued	Common Stock	128,598	$2.16	For consideration of an amendment to postpone the amortization of principle and interest three months to February 11, 2023
Saleem Elmasri, CPA, our Chief Financial Officer	January 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
An employee and consultants	April 01, 2023	Granted	Non-qualified Stock Option; Common Stock	562,500	$1.33
Various employees and executives as part of their accrued compensation forgiveness	September 29, 2023	Granted	Non-qualified Stock Option; Common Stock	2,353,777	$1.33
Christer Rosén, our Chief Executive Officer	November 13, 2023	Issued	Common Stock	113,637	$0.88	Upon an exercise of an incentive stock option
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Restricted Stock	1,618,545	$1.33
Various employees and executives as part of their accrued compensation forgiveness	December 18, 2023	Granted	Non-qualified Stock Option; Common Stock	289,296	$1.33
A consultant	January 24, 2024	Granted	Non-qualified Stock Option; Common Stock	180,000	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Restricted Stock	7,500	$1.33
Dana Eschenburg Perez, our former Chief Financial Officer	March 15, 2024	Granted	Non-qualified Stock Option; Common Stock	49,605	$1.33
A consultant	April 17, 2024	Granted	Non-qualified Stock Option; Common Stock	67,500	$1.33

The above issuances/sales were made pursuant to an exemption from registration as set forth in Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a)	Exhibits. The list of exhibits preceding the signature page of this registration statement is incorporated herein by reference.

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(b)	Financial Statements. See page F-1 for an index to the financial statements and schedules included in the registration statement.

Item 17.	Undertakings

Insofar as indemnification for liabilities arising under the Securities Act “may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(a)	Rule 415 Offering. The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(i)	The undersigned Registrant hereby undertakes that it will:

a.	for determining any liability under the Securities Act of 1933, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1), or (4) or 497(h) under the Securities Act of 1933 as part of this registration statement as of the time the Commission declared it effective.

b.	for determining any liability under the Securities Act of 1933, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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EXHIBIT INDEX

Exhibit No.	Exhibit
1.1	Form of Underwriting Agreement**
3.1	Certificate of Incorporation of the Company dated December 30, 2015**
3.2	Certificate of Validation of the Company dated July 9, 2021 (including Certificate of Amendment to Certificate of Incorporation of the Company)**
3.3	Certificate of Amendment to Certificate of Incorporation of the Company dated August 30, 2021**
3.4	Certificate of Amendment to Certificate of Incorporation of the Company dated November 19, 2021**
3.5	Certificate of Amendment to Certificate of Incorporation of the Company dated January 25, 2022**
3.6	Certificate of Amendment to Certificate of Incorporation of the Company dated June 14, 2024**
3.7	Amended and Restated Bylaws**
5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC**
10.1	Jupiter Orphan Therapeutics, Inc. 2021 Equity Incentive Plan**†
10.2	Employment Agreement, dated as of September 1, 2021, between the Company and Christer Rosén **†
10.3	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Christer Rosén **†
10.4	Employment Agreement, dated as of September 1, 2021, between the Company and Marshall Hayward, Ph.D. **†
10.5	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Marshall Hayward, Ph.D. **†
10.6	Employment Agreement, dated as of June 6, 2021, between the Company and Alexander Rosén **†
10.7	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Alexander Rosén **†
10.8	Employment Agreement, dated as of September 1, 2021, between the Company and Alison Silva**†
10.9	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Alison D. Silva **†
10.10	Employment Agreement, dated as of June 1, 2021, between the Company and Dana Eschenburg Perez **†
10.11	Amendment No. 1 to Executive Employment Agreement, dated as of September 29, 2021, between the Company and Dana Eschenburg Perez **†
10.12	Independent Director Agreement, dated as of September 8, 2021, between the Company and Nicholas H. Hemmerly**†
10.13	Independent Director Agreement, dated as of September 8, 2021, between the Company and Julie Kampf **†
10.14	Independent Director Agreement, dated as of September 8, 2021 between the Company and Allison W. Brady **†
10.15	Independent Director Agreement, dated as of September 8, 2021, between the Company and Holger Weis **†
10.16	License Agreement with Aquanova AG.**
10.17	Grant Agreement between Company and National Institute on Aging.**
10.18	Agreement between Company and Murdoch Children’s Research Institute.**
10.19	Manufacturing Agreement between Company and Catalent.**
10.20	Agreement between the Company and Syneos Health.**
10.21	Material Transfer Agreement between the Company and University of Miami.**
10.22	Services Agreement between the Company and Technical Resources International, Inc.**
10.23	Amendment to Services Agreement between the Company and Technical Resources International, Inc.**
10.24	Debt Forgiveness and Exchange Agreement, dated as of December 1, 2021, between the Company and Aquanova AG.**
10.25	Securities Purchase Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.26	Senior Secured Convertible Promissory Note, dated as of April 11, 2022, issued by the Company in favor of Puritan Partners LLC**
10.27	Security Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.28	Intellectual Property Security Agreement, dated April 11, 2022, between the Company and Puritan Partners LLC**
10.29	Research Agreement, dated July 1, 2022, between the Company and University of Miami**
10.30	Amendment to the Securities Purchase Agreement, dated as of October 10, 2022, between the Company and Puritan Partners LLC**
10.31	Second Amendment to the Securities Purchase Agreement, dated as of November 10, 2022, between the Company and Puritan Partners LLC**
10.32	Master Services Agreement, dated as of December 27, 2022, between the Company and Titan Advisory Services**†
10.33	Peer Review Summary Statement of FA Grant Application**
10.34	Third Amendment to the Securities Purchase Agreement, dated as of January 13, 2013, between the Company and Puritan Partners LLC**
10.35	CRO Services Agreement, dated June 3, 2024, between the Company and Optimize Wellness Limited**
10.36	Regulatory Services Agreement, dated June 3, 2024, between the Company and Regis Healthcare Group Limited**
10.37	Product Services Agreement, dated June 3, 2024, between the Company and Longevity Technology Group Limited**
10.38	Scientific Review of Alzheimer’s Phase II Trial Grant Application**
10.39	Form of Strategic Services Agreement between the Company and Dominant Treasure Health Company Limited**
10.40	Jupiter Neurosciences, Inc. 2023 Equity Incentive Plan**†
23.1	Consent of Assurance Dimensions*
23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (included on Exhibit 5.1)**
24.1	Power of Attorney (included on the signature page of the Form S-1 filed on October 12, 2021)**
107	Filing Fee Table**

* Filed herewith

**Previously filed.

† Includes management contracts and compensation plans and arrangements

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Pre-Effective Amendment No. 22 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jupiter, Florida, on October 18, 2024.

JUPITER NEUROSCIENCES, INC.

By:	/s/ Christer Rosén
Christer Rosén
Chief Executive Officer (principal executive officer)

Pursuant to the requirements of the Securities Act, this Pre-Effective Amendment No. 22 to Registration Statement on Form S-1 has been signed by the following persons in the capacities held on October 18, 2024.

Name	Position	Date

/s/ Christer Rosén	Chairman of the Board, Chief Executive Officer,	October 18, 2024
Christer Rosén	and Director (Principal Executive Officer)

/s/ Saleem Elmasri	Chief Financial Officer and Secretary	October 18, 2024
Saleem Elmasri, CPA	(Principal Financial and Accounting Officer)

*	Chief Scientific Officer and Director	October 18, 2024
Marshall Hayward, Ph.D.

*	President, Chief Business Officer and Director	October 18, 2024
Alison D. Silva

*	Independent Director	October 18, 2024
Nicholas H. Hemmerly

*	Independent Director	October 18, 2024
Julie Kampf

*	Independent Director	October 18, 2024
Allison W. Brady

*	Independent Director	October 18, 2024
Holger Weis

By:	/s/ Christer Rosén
Christer Rosén
Attorney-in-fact*

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